Exhibit 10.1

OFFICE LEASE

Article 1.  Parties.  This Office Lease (“Lease”) is made and entered into this 28th day of March, 2012, by and between 932936, LLC, a Nevada Limited Liability Company, whose principal place of business for the purpose of this Lease is 936 Southwood Blvd., Incline Village, Nevada 89450 (“Landlord”), and PDL BioPharma, Inc., a Delaware corporation, whose principal place of business for the purpose of this Lease is 932 Southwood Blvd., Incline Village, NV 89451 (“Tenant”).

Article 2.  Premises and Common Areas.

(a)           Premises.  Landlord leases to Tenant and Tenant leases from Landlord, including rights to the Common Areas (as hereinafter defined), that certain office space consisting of approximately four thousand eight hundred and twelve (4,812) square feet of rentable area designated as Suites 101, 102, 103 and 200 (the “Premises”) in that certain building located at 932 Southwood Blvd, in the City of Incline Village, State of Nevada (“Building”). The Premises, Building and Common Areas are hereinafter sometimes collectively referred to as the “Property.”

(b)           Common Areas.  Landlord grants to Tenant and Tenant’s employees, agents, contractors, suppliers, shippers, customers and invitees, the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas including, without limitation, Landlord and their respective employees, agents, contractors, suppliers, shippers, customers and invitees. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Land.  The Common Areas shall at all times include at a minimum, but not be limited to, the parking areas, loading and unloading areas, trash areas, driveways, sidewalks, walkways, parkways, landscaped areas, washrooms, restrooms, and elevators, corridors, stairways, passageways, lobbies, common entrances and other similar public areas and access ways.

Article 3.  Initial Term and Extension; Condition Precedent.

(a)           Initial Term and Extension. The initial term of this Lease (“Term”) shall commence on June 1, 2012 (“Commencement Date”), and shall expire May 31, 2014 (“Termination Date”), unless sooner terminated or extended pursuant to the attached Exhibit “A”.

Article 4.  Monthly Rent.   Tenant shall pay to Landlord, as monthly rent for the Premises (“Monthly Rent”), and on the first day of each month of the Term hereof, monthly payments as follows:

Year	Monthly	2 Year Term
1 and 2	$14,176.10	$340,226.40

Monthly Rent for any period during the Term hereof which is for less than one (1) month shall be a prorata portion of the Monthly Rent based on a 30 day month. Monthly Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

Article 5.  Use, Compliance with Law, Condition of Premises.

(a)       Use.  General office use including offices and associate uses thereto, any other lawful uses, including, but not limited to administrative offices and any other services as may be provided by affiliate companies of Tenant.  Tenant covenants and agrees that no smoking or pets (Seeing Eye dogs excluded) shall be permitted in the Premises or the Building and shall make reasonable efforts to require its employees, customers and invitees to comply with such rules.

(b)       Compliance with Law.  Landlord warrants, represents and covenants that as of the Commencement Date, Tenant will be able to use the Premises for general office uses and that the Premises and all other portions of the Property are and shall be, throughout the Term of this Lease, in compliance with all covenants and/or restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as all of the same may be amended and supplemented from time to time (collectively “Legal Requirements”) including, without limitation, all Legal Requirements that pertain to the Building structure or any electrical or mechanical systems therein, any matters not specifically assigned as the responsibility of Tenant and all matters involving the common areas of the Building and the Property. Tenant shall comply with all Legal Requirements pertaining to Tenant's use and occupancy of the Premises, but only to the extent such Legal Requirements (i) pertain to Tenant’s personal property; (ii) mandate alterations to the interior of the Premises as a result of modifications made to the Premises by Tenant, or (iii) govern Tenant’s specific use of the Premises in a manner which differs from that of other tenants in the Building.  However, Tenant shall not have any obligation to comply with any Legal Requirements to the extent the Premises when delivered to Tenant do not comply with such Legal Requirements.  Landlord will be fully responsible for making all alterations and repairs to the Building and the Premises at its cost.

(c)       Condition of Premises.  Landlord shall deliver the Premises to Tenant in an “as-is” condition. Landlord warrants to Tenant that the existing heating, ventilation and air conditioning systems, roof, elevators, plumbing, fire sprinkler and life safety systems, lighting, electrical systems, if any, in the Premises are or shall be in good operating condition on the Commencement Date of the Lease.  Landlord will be fully responsible for making all alterations and repairs to the Building and the Premises at its cost resulting from or necessitated by any condition of the Building or the Premises which is in breach of this representation and warranty by Landlord, or from defects in construction, whether patent or latent.  If Tenant identifies any non-compliance with any Landlord warranty contained in this paragraph, Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's cost and expense.

Article 6.  Assignment and Subletting.  Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord’s consent, which consent Landlord shall not unreasonably withhold, delay or condition.  Any assignment, encumbrance or sublease without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, shall be voidable at Landlord’s election.  Notwithstanding the foregoing, Tenant shall have the right to assign this Lease and/or sublet any part or all of the Premises, without the Landlord’s consent, to any corporation which is controlled directly or indirectly by Tenant, any affiliate, or any entity (including any entity or venture which controls, directly or indirectly, Tenant, or to any of Tenant's joint venture partner(s), partnership(s), or other affiliated entity(s), or to a successor(s) in interest to any part or all of Tenant’s business or businesses.

Article 7.  Tenant’s Repair and Maintenance Responsibilities.  Except as provided in Article 5 (Use, Compliance with Law, Condition of Premises), Article 8 (Landlord’s Repair and Maintenance Responsibilities) and Article 13 (Damage or Destruction), Tenant shall keep the interior, nonstructural portion of the Premises in good repair and maintenance at all times. In no event shall Tenant be responsible for repairs or replacements necessitated by ordinary wear and tear, damage by casualty or condemnation, or damage caused by Landlord or others for which Tenant is not responsible, nor shall Tenant be responsible for the correction or repair of any patent or latent defect in the Premises, or any condition, dilapidation or defect in existence prior to the Commencement Date of this Lease, the repair of which shall be at Landlord’s sole cost and expense.

Article 8.  Landlord’s Repair and Maintenance Responsibilities.  Landlord shall keep the entire Property (including within the Premises) in good repair and maintenance (including replacements) at all times, for the proper operation of the Property and for provision of Landlord’s services under this Lease in a manner generally consistent with the maintenance and repair (including replacements) of comparable properties in the surrounding area, including, but not limited to, the Common Areas, the Building’s windows, roof, foundation, structure and walls, and mechanical and electrical systems, including, but not limited to, the heating, electrical, air conditioning, ventilation and plumbing systems.

Article 9.  Tenant’s Insurance, Landlord’s Insurance, Mutual Release/Waiver of Subrogation, and Indemnities.

(a)           Tenant’s Insurance.  Tenant, at Tenant’s sole cost and expense, shall maintain public liability and property damage insurance with a combined single limit per occurrence of One Million Dollars ($1,000,000) and property damage limits of not less than Five Hundred Thousand Dollars ($500,000), insurance against claims for personal injury and property damage against Tenant and its authorized agents, employees and/or representatives arising out of and in connection with Tenant’s use and occupancy of the Premises.  Tenant shall provide Landlord, prior to the lease Commencement Date, with a certificate evidencing such insurance coverage, naming Landlord as an additional insured thereon.

(b)           Landlord’s Insurance.  Landlord shall maintain commercial general liability insurance throughout the term of the Lease, with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) covering injury, death, disability or illness of any person, or damage to property occurring in or about the Building or the Property.  In addition, Landlord shall maintain a policy of “All Risks” property insurance covering the Building (including all tenant improvements constructed by Landlord or at Landlord's expense), in an amount equal to not less than the full replacement cost of the Building.  Such policies shall, to the extent applicable, meet all the requirements of Tenant’s policy under subparagraph (a) above.  Tenant shall be named as an additional insured on all policies required to be maintained by Landlord, and Landlord shall, not later than the lease Commencement Date, provide Tenant with a certificate of insurance evidencing such coverage.

(c)           Mutual Waiver of Subrogation.  Notwithstanding anything to the contrary contained in this Lease, each party (the “First Party”) hereby releases the other party (the “Second Party”), and its partners, officers, directors, members, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance carried by the First Party at the time of such loss or which would have been in force had the First Party carried the insurance required hereunder (collectively, the “Effective Coverage”) irrespective of any negligence on the part of the Second Party that may have contributed to or caused such loss; subject to the following limitations: (i) the Second Party shall not be released from any liability to the extent that such damages are not covered by the insurance recovery under the Effective Coverage or are the result of willful acts by the Second Party, and (ii) the Second Party shall be responsible for reimbursing the First Party for any deductible owed as a result of such damages.  Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

(d)           Tenant’s Indemnity.  Tenant shall indemnify, protect and hold Landlord and its officers, directors, partners, employees, agents, shareholders and affiliates entirely harmless from and against any and all liabilities, claims and/or losses to the extent arising, directly or indirectly, out of (1) any injury to any person occurring (x) within the Premises regardless of the cause, except to the extent caused by the negligence or intentional misconduct of Landlord, Landlord’s agents, employees, invitees or contractors, or (y) within the Common Areas to the extent caused by the negligence or intentional misconduct of Tenant, Tenant’s agents or employees, or (2) Tenant’s breach or default in the performance of any obligation of Tenant under this Lease.  If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon receipt of written notice from Landlord, shall defend the same, at Tenant’s expense. Notwithstanding anything in this Lease to the contrary, the foregoing covenants under this Section 9(d) shall be deemed continuing covenants for the benefit of Landlord and shall survive the expiration of this Lease, but only to the extent that the causes giving rise to Tenant's obligations under this Section 9(d) occur before the expiration of this Lease.

(e)           Landlord’s Indemnity.  Landlord shall indemnify, protect and hold Tenant and its officers, directors, employees, agents, shareholders and affiliates entirely harmless from and against any and all liabilities, claims and/or losses of any kind to the extent arising, directly or indirectly, out of (1) any occurrence within the Common Areas regardless of the cause except to the extent caused by the negligence or intentional misconduct of Tenant, Tenant’s agents or employees, (2) any occurrence within the Premises to the extent caused by the negligence or intentional misconduct of Landlord, Landlord’s agents, employees, invitees or contractors, (3) any breach of Landlord's representations, warranties or covenants under this Lease, or (4) the acts or omissions of Landlord, its authorized representatives, contractors, licensees and/or invitees.  If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon receipt of written notice from Tenant, shall defend the same, at Landlord's expense. Notwithstanding anything in this Lease to the contrary, the foregoing covenants under this Section 9(e) shall be deemed continuing covenants for the benefit of Tenant and shall survive the expiration of the Lease, but only to the extent that the causes giving rise to Landlord’s obligations under this Section 9(e) occur before the expiration of this Lease.

Article 10.  Default/Remedies.

(a)           Tenant’s Default.  The occurrence of any one or more of the following shall constitute a default hereunder by Tenant:

(i)           failure to pay Monthly Rent  when due, if the failure continues for ten (10) days after written notice has been received by Tenant from Landlord;

(ii)           failure to perform any other provision of this Lease, if such failure to perform is not cured within thirty (30) days after written notice has been received by Tenant from Landlord, provided that, if the failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the thirty (30) day period and diligently and in good faith continues to prosecute the curing of the failure; or

(iii)           Tenant makes a general assignment of Tenant’s assets for the benefit of creditors.

Notices given under this Article must specify the alleged default and the applicable Lease provision(s), and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time.

(b)           Landlord's Remedies.  In the event of any such default by Tenant, Landlord may at any time after expiration of the applicable cure period:

(i)           Terminate Tenant’s right to possession of the Premises in accordance with and to the extent authorized by applicable laws, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall be entitled to recover from Tenant:

(1)           the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2)           the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)           the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(4)           the reasonable cost of recovering possession of the Premises and reasonable expenses of reletting, including reasonable and necessary attorneys’ fees.

As used in subparagraphs (i)(1) and (2) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum.  As used in subparagraph (i)(3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

(ii)           to the extent permitted under applicable laws, and then only in accordance with such applicable laws, maintain Tenant’s right to possession, in which case this Lease shall continue in effect.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder; or

(iii)           pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state where the Premises are located.  If any installments of rent and/or other monetary obligations of Tenant due under the terms of this Lease are not paid within ten (10) days after written notice from Landlord as to such non-payment, then such unpaid amounts shall bear interest from the date due at the interest rate of ten percent (10%).

In the case of Tenant's default as contemplated herein, Landlord shall in all events mitigate its damages caused by any breach or default of this Lease by Tenant.  If the Premises are vacated by Tenant, Landlord shall use its reasonable and good faith efforts to relet the Premises for the remainder of the Lease term for the benefit of Tenant. In no event shall the rights and remedies available to Landlord be available to Landlord unless and until there has been an event of default (which Tenant has not cured within the appropriate cure period) by Tenant under this Lease, and then, only to the extent such right and/or remedy is applicable to such event of default.

(c)           Landlord’s Default; Tenant’s Remedies.  In the event of any failure by Landlord to perform any of its obligations hereunder, Tenant (except in the case of an emergency which shall entitle Tenant to take action as required under the circumstances upon concurrent notice to Landlord) shall take no action without having first given Landlord thirty (30) days written notice of any such default.  Following such notice and failure by Landlord to cure, Tenant shall have all rights available to it at law or in equity, and shall have the further right to take the necessary actions to perform Landlord’s uncured obligations hereunder at Landlord's expense and, at Tenant’s election, to either (i) deduct the cost of curing Landlord’s obligations from the next due installment of Monthly Rent, or (ii) invoice Landlord for the costs and expenses thereof (including, without limitation, reasonable attorneys’ fees and costs), unless Landlord has commenced and diligently performed its uncured obligations hereunder within said thirty (30) day period. Landlord shall remit payment to Tenant within thirty (30) days of receipt of invoice from Tenant. If Landlord fails to remit payment to Tenant within the aforesaid thirty (30) day period, Tenant shall still have the right to offset and deduct said sum from Monthly Rent. If as a result of Landlord’s failure to perform any repairs required to be performed by Landlord under this Lease, the Premises, Tenant’s parking spaces or any portion thereof, or the direct exterior access to and from the Premises are rendered untenantable such that Tenant cannot reasonably conduct its business from the Premises, then all rent due under this Lease and all other payments payable by Tenant to Landlord under this Lease shall be abated until such repair that Landlord is obligated to make under this Lease has been made and the Premises, parking area or access, as the case may be, has been restored; provided, however, if the Premises, Tenant’s parking spaces or any portions thereof or Tenant’s direct exterior access to and from the Premises and the parking area remains untenantable for a period of more than thirty (30) consecutive business days or for a total of sixty (60) business days or more in any twelve (12) consecutive calendar months, then Tenant shall be entitled to terminate this Lease upon ten (10) days prior written notice to Landlord.

Article 11.  Utilities and Services.

(a) Landlord’s Obligations.  Landlord covenants and agrees as follows:

(1)           To cause public utilities to furnish adequate electricity and water for operating any and all of the facilities serving the Premises.

(2)           To furnish Tenant during Tenant’s occupancy of the Premises:

(i)           hot and cold water at those points of supply provided for general use of tenants in the Building and central heat and air conditioning.

(ii)           janitorial service to the Building bi-weekly.

(iii)           electrical facilities to provide sufficient power for typewriters, computers and other office equipment twenty-four (24) hours per day, seven (7) days per week.

(iv)           regular trash removal services.

(b)  Tenant’s Obligation to Pay for Utilities.  Tenant shall only be responsible to pay for the actual cost of all water, gas, heating, ventilating and air conditioning, light, power and telephone utilities and services supplied and separately metered to the Premises. However, if such costs are not separately metered to the Premises, Tenant shall pay a prorata portion based on Tenant’s percentage of square footage in the Premises bears to the total square footage in the Building. Tenant shall not be obligated to pay for any utilities provided to the Common Areas. Any charges paid by Tenant to Landlord for any of such utilities and services shall not exceed the rates at which the utility company would have charged Tenant for furnishing such utilities. Tenant shall have the right to review and/or audit the charges imposed by Landlord for the services and utilities provided by Landlord.

(c )  Interruption.  If any utility or other service to the Premises is interrupted, Tenant shall be entitled to an abatement of rent proportionate to the degree to which Tenant’s use of the Premises for office purposes is interfered with) until such interruption is cured by Landlord. Landlord shall use diligent and good faith efforts to promptly restore utility service, however, if Landlord fails to restore utility service to the Premises within ten days, Tenant may terminate this Lease upon five days’ prior written notice to Landlord.

Article 12.  Real Property Taxes.  Tenant shall pay a pro rata share of all real property taxes and general and special assessments applicable to the Property pursuant to Articles 23 and 24, below.

Article 13.  Damage or Destruction.  Should the Property or the Premises be damaged by fire or other casualty, the following shall result:

(a)           Should the Premises be rendered unfit for occupancy and not be (in the reasonable judgment of Landlord and Tenant) susceptible of repair within ninety (90) days after the date of such damage, then, at Tenant’s election to be tendered in writing to Landlord, this Lease shall terminate as of the date of such damage, or, if the Premises are rendered unfit for occupancy and (in the reasonable judgment of Landlord and Tenant) are not susceptible of repair within one hundred eighty (180) days after the date of such damage, then this Lease shall automatically terminate.  In the event of such termination, Tenant shall pay rent hereunder apportioned to the time of such damage and immediately surrender the Premises to Landlord;

(b)           Should such damage to the Premises, however, be (in the reasonable judgment of Landlord and Tenant) susceptible of repair within ninety (90) days after such occurrence, Landlord, at Landlord’s sole cost and expense, shall enter and promptly make all necessary repairs to restore the Premises to its prior condition.

(c)           Damage to the Building, parking areas or Common Areas which affects Tenant’s access to the Premises or Tenant’s use of the Premises or parking areas shall be treated as damage to the Premises pursuant to subparagraphs (a) and (b) above.  In the event of any damage, repair, reconstruction and/or restoration described or initiated under this Article, or any portion thereof including Common Areas, access or parking areas, Tenant shall be entitled to a reduction of all rent from the date of the casualty in proportion to the degree to which Tenant’s use of the Premises is impaired during such period of repair until such use is restored.

Article 14.  Notices.  Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease, such notice or demand shall be given or served in writing and sent to Landlord and Tenant at the addresses set forth below:

Tenant:	PDL BioPharma, Inc. 932 Southwood Blvd. Incline Village, NV 89451 Attention: John McLaughlin
Landlord:	932936, LLC P. O. Box 4742 Incline Village, NV 89450 Attention: Gregory S. Skinner
With copy to:	N/A

All such notices shall be sent by (i) certified or registered mail, return receipt requested, and shall be effective three (3) days after the date of mailing if so sent; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; or (iii) personal service and shall be effective on the same day as such service. Any such address may be changed from time to time by either party serving notices to the other as provided above.

Article 15.  Quiet Enjoyment.  Landlord warrants that it has the full right and authority to execute and perform pursuant to this Lease, to grant the estate demised herein, and that Tenant, upon payment of rent and performance of the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Premises during the full Term of this Lease and any extensions hereof without interference by Landlord or any parties claiming by or through Landlord.

Article 16.  Landlord’s Right of Entry.  Tenant agrees to permit Landlord, or its agents or representatives, to enter into and upon any part of the Premises during reasonable business hours following Tenant’s receipt of at least twenty-four (24) hour prior written notice (except for an emergency, in which event only such notice as is reasonably practical under the circumstances shall be required) for the purpose of inspecting or cleaning the same, or making repairs, alterations or additions thereto which Landlord is obligated to make or which Tenant requests Landlord to make, or exhibiting the Premises to prospective tenants or purchasers; provided, however, that Landlord's right to enter the Premises to show them to prospective tenants shall be limited to the last six (6) months of the Lease Term.  In no event shall Landlord’s access onto the Premises unreasonably interfere with Tenant's use of the Premises and Landlord shall use its best efforts to minimize any interference with Tenant's business and will take reasonable efforts to protect the privacy of all confidential information.

Article 17.  Surrender of Premises.  Upon the expiration or termination of this Lease, Tenant shall, at Tenant’s expense, (i) remove Tenant’s goods and effects and those of persons claiming under Tenant, and (ii) quit and deliver up the Premises peaceably and quietly and in as good order and condition as the same were in on the date the Term of this Lease commenced or were thereafter placed by either Landlord or Tenant.  Notwithstanding the foregoing, Tenant shall not be required to remove the Tenant Improvements at the expiration or termination of this Lease.  No property of Tenant shall become the property of Landlord at the expiration of the Term unless Landlord shall notify Tenant in writing that Tenant has left property behind and Landlord complies with all applicable laws regarding the storage, disposal, sale or retention of Tenants’ property.

Article 18.  Signs.  Tenant shall be permitted to place a sign at the entry door to the Premises, the design of which sign shall be subject to Landlord’s reasonable approval.  Tenant is permitted to designate five (5) parking spaces as parking of PDL by placing a sign in front of such parking spaces. Tenant shall not place any other signs on the Property, without Landlord’s written approval.

Article 19.  Subordination, Non-Disturbance & Attornment.

(a)           Subordination.  At Landlord’s election, this Lease may be made subject to and subordinate to all ground or underlying leases and to all mortgages and deeds of trust which may now or hereafter affect the Property of which the Premises form a part (collectively, “Security Device”), provided that, as a condition to any subordination for Tenant's benefit, the holder of any such Security Device shall agree by a duly executed and acknowledged, subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant (“SNDA”), that such holder recognizes this Lease, and (i) this Lease and Tenant’s leasehold interest will not be extinguished or terminated nor possession or rights of Tenant be impaired by the foreclosure of such Security Device or otherwise or by termination of such ground lease or default by Landlord thereunder; (ii) Tenant shall not be named or joined as a party defendant or otherwise in any proceeding for the foreclosure of any such mortgage or to enforce any rights thereunder; (iii) all condemnation awards and payments and all proceeds of insurance paid or payable with respect to the Premises shall be applied and used in the manner set forth in this Lease; and (iv) neither the mortgage nor any other security instrument executed in connection therewith nor any ground lease shall be construed as subjecting in any manner the lien thereof of any trade fixtures, business equipment, signs, or other personal property at any time supplied or installed by Tenant in or on the Premises, regardless of the manner or mode of attachment thereof to the Premises.

(b)           Non-Disturbance, Recognition and Attornment.

(i)
No Exercise of Mortgage Remedies Against Tenant.  So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s Rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a part thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies.  In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

(ii)
Non-disturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to the Property: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (c) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

(iii)
Further Documentation.  The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon requests by either of them.

Article 20.                      General Conditions.

(a)           Time of Essence.  Time is of the essence of each provision of this Lease.

(b)           Consent of Parties.  Whenever consent or approval of either party is required, regardless of any reference to the words “sole” or “absolute,” such consent shall not be unreasonably withheld or delayed.  Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party’s reasonable expectations concerning the benefits to be enjoyed under the Lease.

(c)           Authority.  If either party is a corporation, partnership or other entity, each individual executing this Lease on behalf of such entity represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such entity, and that this Lease is binding upon such entity in accordance with its terms.

(d)           Successors.  Except as otherwise provided in this Lease, this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

(e)           Interpretation of Lease.  This Lease shall be construed and interpreted in accordance with the laws of the State of Nevada.  The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

(f)           Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(g)           Exhibits.  All exhibits referred to are attached to this Lease and incorporated by reference.

(h)           Integrated Agreement; Modification.  This Lease contains all the agreements of the parties and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease.  There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing, which is signed by both parties.

(i)            Severability.  The unenforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal and all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(j)           Professional Fees and Costs.  If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, reasonable professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment or appeal. As used herein, attorneys’ fees and costs shall include, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with any (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; (v) bankruptcy litigation; and (vi) costs of appeal.

(k)           [RESERVED]

(l)           Recording.  Tenant may record a short form memorandum of this Lease upon written notice to Landlord.

(m)           Landlord’s Covenants.  Landlord covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Landlord is liable and that this Lease is made upon the condition of such performance.

(n)           Late Charges.  Any late charge shall be the lesser of five percent (5%) of the amount due or Five Hundred Dollars ($500) and shall not be imposed unless Tenant shall fail to pay any sum due within ten (10) days of receipt of written notice from Landlord as to any non-payment. Landlord agrees not to impose any late charge for the first late payment of monthly rent in any calendar year.

(o)           Waiver.  The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition of the Lease shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Tenant to insist upon the performance by Landlord of its obligations in strict accordance with said terms. Any payment of rents or other sums hereunder by Tenant shall not be deemed a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant's knowledge of such preceding breach at the time of payment of such rent or other sums. Further, Tenant does not waive any claim against Landlord arising from any intentional misconduct or negligence by Landlord resulting in any loss to Tenant except to the extent that such loss is to property (rather than injury to persons) and Tenant is fully compensated for such loss by insurance proceeds. To the extent Tenant is waiving its subrogation rights or is required to obtain waivers of subrogation rights with respect to its insurance policies, any such waiver by Tenant is expressly conditioned on such waiver not invalidating Tenant's insurance policies and the availability of waivers of subrogation rights under such insurance policies.

(p)           Landlord’s Lien Waiver. Landlord hereby waives any statutory or contractual lien, and any rights of distress or distraint, with respect to Tenant's personal property, furniture, fixtures and equipment and agrees to execute and deliver to Tenant upon request a lien waiver confirming Landlord's waiver of such rights in a form acceptable to any Tenant lender requiring such waiver.

(q)	Pets. No pets are allowed on the Property.

(r)	Smoking. No smoking is allowed in the Premises, Common Area or Building.

(s)           Brokerage Commissions.  The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable.  Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this paragraph.

Article 21.  [RESERVED]

Article 22. Security Deposit.  Tenant shall deposit with Landlord upon execution hereof the sum of $0.00 as a Security Deposit as security for Tenant’s faithful performance of its obligations under this Lease. Landlord acknowledges that Tenant has previously deposited a security deposit of $11,325.00, which amount Landlord still holds as a security deposit.  If Tenant fails to pay Rent,  or otherwise Defaults under this Lease, Landlord may use, apply or retain all or any of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof.  If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within 10 days after written request thereof deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease.  Landlord shall not be required to keep the Security Deposit separate from its general accounts.  Within 14 days after the expiration or termination of this Lease, if Landlord elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated.  Landlord shall return that portion of the Security Deposit not used or applied by Landlord.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

Article 23.  Common Area Operating Expenses.  Tenant shall pay to Landlord during the term hereof, in addition to the Rent, Tenant’s share (as specified in Article 24) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:  Payment by Tenant may be made on a monthly, or quarterly basis, at Tenant’s choice.

Common Area Operating Expenses include, but are not limited to, maintenance and repair of the Property, the Property share of maintenance, repairs, and snow removal for the common areas shared by 932 and 936 Southwood Boulevard; liability and property insurance for the Property, and Real Property Taxes and Assessments for the Property.  Notwithstanding anything to the contrary herein, Tenant shall not be obligated to pay for any utilities provided to the Common Areas and/or any structural repairs to the Building, and Landlord shall be responsible for one hundred percent (100%) of the cost of capital repairs to the Property in excess of Ten Thousand Dollars ($10,000) in any calendar year.

Article 24. Tenant’s Share of Common Expenses.  Tenant’s share of the Common Area Operating Expenses shall be 100% of the total expenses defined in Article 23.

Article 25.  Parking.  Tenant shall be assigned five (5) parking spaces designated for its exclusive use.

IN WITNESS WHEREOF, the respective parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year set forth in Article 1 above.

“LANDLORD” 932936, LLC, a Nevada limited liability company By:932936 Management, Inc., a Nevada corporation, Its: Manager, By: /s/ Sara Skinner Name: Sara Skinner Its: President Date: 4/17/12	“TENANT” PDL BioPharma, Inc., a Delaware corporation By: /s/ John P. McLaughlin Name: John P. McLaughlin Its: Chief Executive Officer Date: 4/17/12

EXHIBIT A

EXTENSION TERM

A.           OPTION(S) TO EXTEND:

Landlord hereby grants to Tenant the option to extend the term of the Lease for twenty-four (24) months, which shall commence when the initial term expires upon each and all of the following terms and conditions:

(i)	There is no uncured Event of Default at the time of exercise;

(ii)
Tenant gives to Landlord, at least sixty (60) days prior to the date that the option period will commence (if exercised), a written notice of the exercise of the option to extend the Lease for said additional term; and

(iii)	All of the terms and conditions of the Lease except where specifically modified by this option to extend shall apply; and

(iv)	The Monthly Rent for the extension period shall be increased by two per cent (2%) on the anniversary of the Commencement Date.

i